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                                                                     EXHIBIT III

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                                GEOKINETICS INC.

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                          SECURITIES PURCHASE AGREEMENT

                            DATED AS OF JULY 24, 1997

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                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       AND

                                 SHADOW WARRANTS

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                                                            Page 62 of 241 Pages






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                                TABLE OF CONTENTS

                                    ARTICLE I

                              PURCHASE AND SALE OF

                   SERIES B PREFERRED STOCK AND SHADOW WARRANT



                                                                                                PAGE
                                                                                                ----
  1.1      Authorization and Description of Series B Preferred
                Stock and New Blackhawk Shadow Warrant .......................................... 1
  1.2      Sale and Purchase of Securities........................................................2
  1.3      Closing................................................................................2
  1.4      Application of Proceeds................................................................2
  1.5      Events at Closing......................................................................2

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  2.1      Organization, Authority and Capitalization of the Company;
                Stock Ownership...................................................................3
  2.2      Subsidiaries...........................................................................7
  2.3      Qualification; Enforceability..........................................................7
  2.4      Business and Property; Financial Statements............................................8
  2.5      Compliance with Laws, Other Instruments;
               No Conflicts, etc..................................................................8
  2.6      Consents and Approvals.................................................................9
  2.7      Litigation.............................................................................9
  2.8      Private Offering.......................................................................9
  2.9      No Defaults; Debt, etc; Liens..........................................................9
  2.10     Full Disclosure.......................................................................10
  2.11     Environmental Matters.................................................................10

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF BLACKHAWK

  3.1      Investment Representation.............................................................11
  3.2      Organization and Authority of Blackhawk; No Conflicts; Approvals;
           Enforceability........................................................................13


                                                            Page 63 of 241 Pages


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


                                   ARTICLE IV

                                    COVENANTS

  4.1      Financial Statements; Information.....................................................14
  4.2      Corporate Existence...................................................................16
  4.3      Compliance with Laws; Government Filings..............................................16
  4.4      Environmental Matters.................................................................16

                                    ARTICLE V

                             CERTAIN OTHER COVENANTS

  5.1      Approval and Filing of Charter Amendment..............................................17
  5.2      Adjustments to Shadow Warrants........................................................17

                                   ARTICLE VI

                                  MISCELLANEOUS

  6.1      Expenses..............................................................................17
  6.2      Reliance on and Survival of Representations...........................................18
  6.3      Amendment and Waiver..................................................................18
  6.4      Shadow Warrant Register...............................................................18
  6.5      Directly or Indirectly................................................................19
  6.6      Successors and Assigns................................................................19
  6.7      Notices...............................................................................19
  6.8      LAW GOVERNING.........................................................................20
  6.9      SUBMISSION TO JURISDICTION;

           Service of Process....................................................................20
  6.10     Headings, etc.........................................................................21
  6.11     Entire Agreement......................................................................21
  6.12     WAIVER OF TRIAL BY JURY...............................................................21
  6.13     Indemnification.......................................................................21
  6.14     Interpretive Provision................................................................22
  6.15     Severability..........................................................................22
  6.16     Counterparts..........................................................................22
  6.17     Finder's Fee..........................................................................22
  6.18     Third Party Beneficiary...............................................................23


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Schedules:
----------
Schedule 2.1(b)            Capitalization of the Company
Schedule 2.1(d)            Capitalization of the Subsidiaries
Schedule 2.2               Subsidiaries
Schedule 2.5               Noncontravention
Schedule 2.6               Consent and Approvals
Schedule 2.7               Litigation
Schedule 2.9               Debts; Liens

Exhibits:
---------
Exhibit A                  Form of Series B Certificate of Designation
Exhibit B                  Form of New Blackhawk Shadow Warrant
Exhibit C                  Form of Amendment to Registration Rights Agreement
Exhibit D                  Form of Opinion of Company Counsel

                                                            Page 65 of 241 Pages


                                     - iii -





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                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of July 24, 1997, between GEOKINETICS INC., a Delaware corporation (the "Company") and BLACKHAWK INVESTORS, L.L.C., a Delaware limited liability company ("Blackhawk").

                  WHEREAS, the capitalized terms used herein have the meaning given to such terms in Appendix I; and

                  WHEREAS, the Company has authorized the issuance of an aggregate of 100,000 shares of Series B Preferred Stock and the New Blackhawk Shadow Warrant and wishes to sell to Blackhawk an aggregate of 100,000 shares of Series B Preferred Stock and the New Blackhawk Shadow Warrant, for the consideration provided herein, subject to the terms and conditions of this Agreement; and

                  WHEREAS, Blackhawk wishes to purchase 100,000 shares of Series B Preferred Stock and the New Blackhawk Shadow Warrant, subject to the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the Company and Blackhawk, intending to be mutually bound, agree as follows:

                                    ARTICLE I

                              PURCHASE AND SALE OF

                   SERIES B PREFERRED STOCK AND SHADOW WARRANT

                  1.1 Authorization and Description of Series B Preferred Stock and New Blackhawk Shadow Warrant.

                  The Company has authorized the issuance and sale to Blackhawk at the Closing of (i) 100,000 shares of Series B Preferred Stock and (ii) a Shadow Warrant to purchase up to an aggregate of 1,100,255 shares of Common Stock, subject to adjustment (the "New Blackhawk Shadow Warrant"). The Series B Preferred Stock shall have the powers, rights and privileges and shall be subject to the terms and conditions set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the "Series B Certificate of Designation"), which shall be in the form of Exhibit "A" attached hereto. The New Blackhawk Shadow Warrant shall be in the form of Exhibit "B" attached hereto.

                                                            Page 66 of 241 Pages






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                  1.2      Sale and Purchase of Securities.

                  The Company will sell to Blackhawk and Blackhawk will purchase from the Company, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Company contained herein and in the Exhibits hereto, (i) 100,000 shares of Series B Preferred Stock and (ii) the New Blackhawk Shadow Warrant, on the Closing Date, in each case, registered in the name of Blackhawk, in consideration of an aggregate purchase price of $1,000,000 (the "Purchase Price"), with the entire $1,000,000 being deemed paid in consideration for the Series B Preferred Stock ($10.00 per share). The Purchase Price shall be payable in cash by wire transfer of immediately available funds to the Company's bank account with Frost National Bank, in accordance with wire transfer instructions delivered by the Company to Blackhawk at least one business day prior to the Closing.

                  1.3      Closing.

                  The sale and purchase (the "Closing") of the shares of Series B Preferred Stock and the New Blackhawk Shadow Warrant (collectively, the "Securities") shall take place on the date of the filing of the Series B Certificate of Designation with the Secretary of State of Delaware (the "Closing Date") at the offices of Parson & Brown, 666 Third Avenue, 9th Floor, New York, New York 10017. At the Closing the Company will deliver to Blackhawk a certificate for the shares of Series B Preferred Stock and the New Blackhawk Shadow Warrant purchased hereunder, each dated the Closing Date, and registered in the name of Blackhawk, against delivery by Blackhawk of the Purchase Price.

                  1.4      Application of Proceeds.

                  The Company shall use the proceeds from the sale of the Securities for working capital.

                  1.5      Events at Closing.

                  The following events shall take place at the Closing:

                  (a) The Company shall deliver a certificate of the Chairman and Chief Executive Officer of the Company, dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and any Exhibit to which the Company is a party are true and correct in all material respects and that the Company has performed in all material respects all agreements and complied with all conditions contained in this Agreement and in any Exhibit to which it is a party that are required to be performed or complied with on or before the Closing Date.

                  (b) The Company shall deliver a certificate of the Secretary of the Company, dated the Closing Date, certifying as to (i) the certificate of incorporation of the Company and any amendments thereto (with copies of any and all amendments thereto since July 18, 1997


                                                            Page 67 of 241 Pages

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being attached as an exhibit thereto), (ii) the by-laws of the Company and the absence of any amendments thereto since July 18, 1997, and (iii) resolutions of the Board of Directors of the Company authorizing the issuance of the shares of Series B Preferred Stock and the execution and delivery of the New Blackhawk Shadow Warrant, this Agreement and all Exhibits to which the Company is a party and reserving for issuance (subject to the filing of the Charter Amendment with the Secretary of State of Delaware) such number of shares of Common Stock as is required to deliver shares of Common Stock upon exercise of rights therefor as provided in the Series B Preferred Stock and the New Blackhawk Shadow Warrant (with copies of such resolutions being attached as an Exhibit thereto).

                  (c) The Company shall execute and deliver to Blackhawk the Amendment to Registration Rights Agreement, substantially in the form of Exhibit "C" hereto, and Blackhawk shall deliver to the Company counterpart signature pages thereto bearing the execution of same by Blackhawk and each of Messrs. Webster and Ziegler.

                  (d) The Company shall deliver to Blackhawk a certified copy of the Series B Certificate of Designation filed with the Secretary of State of the State of Delaware.

                  (e) Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, shall deliver to Blackhawk the Opinion of Company Counsel, substantially in the form of Exhibit "D" hereto.

                  (f) The Company shall pay the reasonable legal fees and other expenses of Blackhawk's counsel and all other expenses for which the Company is obligated to pay pursuant to Section 6.1 and for which the Company shall have received invoices on or prior to the Closing.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants as follows:

                  2.1 Organization, Authority and Capitalization of the Company; Stock Ownership.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted, to enter into this Agreement and the other Exhibits to which it is or is to be a party, to issue and sell the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be, of the Series B Preferred Stock and the New Blackhawk Shadow Warrant), to perform its obligations under this Agreement, the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be,


                                                            Page 68 of 241 Pages

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of the Series B Preferred Stock and the New Blackhawk Shadow Warrant), and the
other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. The Company has, by all necessary corporate action (no action of stockholders of the Company being required by law, by its charter or by-laws, or otherwise in connection therewith, other than with respect to the approval of the Charter Amendment), duly authorized the execution and delivery of this Agreement, the Securities (including the issuance of Common Stock upon the exercise or conversion, as the case may be, of the Series B Preferred Stock and the New Blackhawk Shadow Warrant), and the other Exhibits to which it is or is to be a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (b) Schedule 2.1(b) sets forth the authorized capital stock of the Company. All such authorized capital stock has been duly and validly authorized, and either are, or will be when issued, duly and validly issued and outstanding and are, or will be, fully paid and nonassessable. Such capital stock is not subject to any rights (either preemptive or otherwise) or warrants to subscribe for or to purchase, nor any options for the purchase of, nor any agreements providing for the issue (contingent or otherwise) of, nor any calls, commitments or claims of any character relating thereto or any stock or securities convertible into or exchangeable for any capital stock, other than as set forth in Schedule 2.1(b). All securities of the Company have been issued in compliance with the Securities Act and applicable state securities laws. Upon the issuance of the shares of Series B Preferred Stock by the Company against payment of the Purchase Price by Blackhawk in accordance with the provisions of this Agreement, the shares of Series B Preferred Stock will be duly authorized, validly issued and fully paid and nonassessable with no personal liability attaching to the ownership thereof. The shares of Common Stock that will be issuable upon the exercise or conversion, as the case may be, of the Series B Preferred Stock and the New Blackhawk Shadow Warrant in the manner referred to in the Series B Certificate of Designation and the New Blackhawk Shadow Warrant, respectively, have been duly authorized and reserved for issuance (subject to the filing of the Charter Amendment with the Secretary of State of Delaware), are not subject to any preemptive or similar rights on the part of the holders of any shares of capital stock or other securities of the Company, and when issued in the manner referred to in the Series B Certificate of Designation and the New Blackhawk Shadow Warrant will be validly issued, fully paid and nonassessable.

                  (c) Immediately prior to the date of the Initial Purchase Agreement, the outstanding options to acquire Common Stock of the Company consisted of options granted to employees, officers and directors of the Company to acquire an aggregate of 212,500 shares of Common Stock (collectively, the "Initial Options"). As part of the Initial Transactions, options to acquire an aggregate of 1,625,000 shares of Common Stock were granted by the Company to persons who became executive officers or directors of the Company on the effective date of the consummation of such Initial Transactions (the "Subsequent Options") and, pursuant to the terms of the Gallant Employment Agreement, Gallant received options to acquire up to an additional 400,000 shares of Common Stock (the "Earn-out Options") exercisable over the course of the two years following the closing of the Initial Transactions pursuant to the "earn-out" provisions thereof. The consummation of the Initial Transactions (inclusive of any subsequent conversion of the shares of Series A Preferred Stock into shares of Common Stock and/or any exercise of

                                                            Page 69 of 241 Pages


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any of the Initial Blackhawk Shadow Warrant or Holders' Shadow Warrants into shares of Common Stock) did not (and will not, as the case may be) require any adjustment to the aggregate number of shares of Common Stock issuable pursuant to the Initial Options. Neither the consummation of the Subsequent Transactions (inclusive of any subsequent conversion of the shares of Series B Preferred Stock into shares of Common Stock and/or any exercise of the New Blackhawk Shadow Warrant into shares of Common Stock), nor the exercise by any holder of any outstanding option, warrant or convertible security of the Company, will require any adjustment to the aggregate number of shares of Common Stock issuable pursuant to the Initial Options, the Subsequent Options or the Earn-out Options (collectively, the "Outstanding Options").

                  Immediately prior to the date of the Initial Purchase Agreement, the outstanding warrants to acquire Common Stock of the Company consisted of (i) warrants to acquire an aggregate of 2,076,207 shares of Common Stock that had been granted by the Company prior to the consummation of the transactions contemplated by the Bridge Loan Securities Purchase Agreement (the "Initial Warrants") and (ii) warrants to acquire an aggregate of 1,000,000 shares of Common Stock that were granted as part of the Bridge Loan Transaction (the "Subsequent Warrants"). As a result of the issuance of shares of Common Stock as part of the Initial Transactions (inclusive of the 400,000 shares of Common Stock issued pursuant to the Signature Purchase Agreement), the Initial Warrants and the Subsequent Warrants were adjusted to represent the right to acquire an aggregate of 3,676,176 shares of Common Stock and 2,191,128 shares of Common Stock, respectively. In addition to standard adjustment provisions in the event of any stock split, stock dividend, recapitalization or reclassification of Common Stock or merger or consolidation of the Company, the Initial Warrants contain the following types of additional adjustment provisions: (i) Initial Warrants that first become exercisable on July 31, 1997 and expire on July 31, 1999 and currently represent the right to acquire an aggregate of 1,041,778 shares of Common Stock (the "Type A Initial Warrants"), are subject to adjustment in the event that the Company issues any additional shares of Common Stock prior to the expiration date of such warrants, whether pursuant to the exercise of other options or warrants or the conversion of any convertible securities of the Company or otherwise, except that the issuance of shares of Common Stock pursuant to the exercise of any other Type A Initial Warrants shall not require any adjustment to the number of shares issuable upon exercise of such warrants; (ii) Initial Warrants that first became exercisable on September 30, 1994 and expire on September 30, 1999 and currently represent the right to acquire an aggregate of 613,880 shares of Common Stock (the "Type B Initial Warrants"), are subject to adjustment in the event that the Company shall issue more than ten percent (10%) of its then outstanding shares of Common Stock during any successive twelve (12) month period from October 1 through September 30 of any year prior to the expiration date of such warrants, whether pursuant to a merger, consolidation, stock or asset acquisition or otherwise; (iii) Initial Warrants that first became exercisable on either June 14, 1996, July 27, 1996 or August 29, 1996 and expire on the third anniversary thereof and currently represent the right to acquire an aggregate of 65,734 shares of Common Stock (the "Type C Initial Warrants"), are subject to adjustment in the event that the Company shall issue more than ten percent (10%) of its then outstanding shares of Common Stock during any successive twelve (12) month period (from July 28 of one year through July 27 of the following year) prior to the expiration date of such warrants, whether pursuant to a merger, consolidation,


                                                            Page 70 of 241 Pages

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stock or asset acquisition or otherwise; (iv) Initial Warrants that first became exercisable on March 31, 1997 and expire on December 31, 1997 and currently represent the right to acquire an aggregate of 1,221,817 shares of Common Stock (the "Type D Initial Warrants"), are subject to adjustment in the event that the Company shall issue more than ten percent (10%) of its then outstanding shares of Common Stock at any time prior to the expiration date of such warrants, whether pursuant to a merger, consolidation, stock or asset acquisition or otherwise; and (v) Initial Warrants that first became exercisable on either October 1, 1995 or March 1, 1996 and expire on the third anniversary thereof and currently represent the right to acquire an aggregate of 732,968 shares of Common Stock (the "Type E Initial Warrants"), are not subject to adjustment in the event of any additional stock issuances by the Company. The conversion of the Series A Preferred Stock into shares of Common Stock prior to the exercise of any Initial Warrants or Subsequent Warrants will result in the following adjustments to the Initial Warrants and the Subsequent Warrants: the Type A Initial Warrants will be adjusted to represent the right to acquire an aggregate of 1,281,746 shares of Common Stock; the Type B Initial Warrants will be adjusted to represent the right to acquire an aggregate of 755,284 shares of Common Stock; the Type C Initial Warrants will be adjusted to represent the right to acquire an aggregate of 80,875 shares of Common Stock; the Type D Initial Warrants will be adjusted to represent the right to acquire an aggregate of 1,503,256 shares of Common Stock (assuming that such conversion occurs prior to December 31, 1997); the Type E Initial Warrants will not be adjusted; and the Subsequent Warrants will be adjusted to represent the right to acquire an aggregate of 2,695,844 shares of Common Stock. The consummation of the Subsequent Transactions (exclusive of any subsequent conversion of the shares of Series B Preferred Stock into shares of Common Stock and/or any exercise of any of the New Blackhawk Shadow Warrant into shares of Common Stock) will not require any adjustment to the aggregate number of shares of Common Stock issuable pursuant to the Initial Warrants or the Subsequent Warrants. The conversion of the Series B Preferred Stock into shares of Common Stock prior to the exercise of any Initial Warrants (other than the Type D Initial Warrants) or Subsequent Warrants will result in the following adjustments to the Initial Warrants and the Subsequent Warrants: the Type A Initial Warrants will be adjusted to represent the right to acquire an aggregate of 1,409,729 shares of Common Stock; the Type B Initial Warrants will be adjusted to represent the right to acquire an aggregate of 830,699 shares of Common Stock; the Type C Initial Warrants will be adjusted to represent the right to acquire an aggregate of 88,951 shares of Common Stock; neither the Type D Initial Warrants nor the Type E Initial Warrants will be adjusted; and the Subsequent Warrants will be adjusted to represent the right to acquire an aggregate of 2,965,025 shares of Common Stock. In addition, the exercise in whole or in part of any of the Outstanding Options, or Outstanding Warrants (other than, with respect to the Type A Initial Warrants, the other Type A Initial Warrants) or the Shadow Warrants, (i) will cause an adjustment to any then outstanding Type A Initial Warrant or Subsequent Warrant, (ii) may cause an adjustment to any then outstanding Type B Initial Warrant or Type C Initial Warrant if the number of shares of Common Stock issued upon such exercise, either singly or when aggregated with any other issuances of Common Stock during the applicable twelve
(12) month period, represents a ten percent (10%) increase in the total number of shares of outstanding Common Stock and (iii) may cause an adjustment to any then outstanding Type D Initial Warrant if the number of shares of Common Stock issued upon such exercise, either singly or when aggregated with any other issuances of Common Stock since the date of the last adjustment (i.e., July 18, 1997) and prior to the


                                                            Page 71 of 241 Pages

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expiration date thereof (i.e., December 31, 1997), represents a ten percent
(10%) increase in the total number of shares of outstanding Common Stock.

                  (d) Schedule 2.1(d) sets forth the authorized, issued and outstanding capital stock of each Subsidiary, including the record ownership thereof, and the ownership interests of the Company (direct and indirect), in any other Person. There are no liens on any capital stock of any Subsidiary or on the Company's ownership interests in any other Person, except as set forth in
Schedule 2.1(d). There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company or any Subsidiary of any shares of capital stock of any Subsidiary or any other securities convertible into or exchangeable for any shares of capital stock of any Subsidiary, except as set forth in Schedule 2.1(d).

                  2.2      Subsidiaries.

                  (a) Schedule 2.2 sets forth the name and jurisdiction of incorporation or other organization of each Subsidiary. Except for the Subsidiaries, the Company does not directly or indirectly own any interest in any other Person.

                  (b) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, and to carry on its business as conducted by it.

                  2.3      Qualification; Enforceability.

                  (a) Each of the Company and each Subsidiary is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the nature of the activities or the character of the properties owned or leased makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

                  (b) This Agreement, the New Blackhawk Shadow Warrant and the other Exhibits hereto to which the Company is a party have been (or at the Closing will be, as the case may be) duly executed and delivered by the Company and, assuming due execution and delivery by Blackhawk of this Agreement and the Exhibits that require execution by Blackhawk, constitute (or upon execution and delivery at the Closing, will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or by the application of equitable principles (whether such application is considered in equity or in law).


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                  2.4      Business and Property; Financial Statements.

                  The Company has furnished to Blackhawk a true and complete copy of the Offering Disclosure Documents (other than the PPM, which was prepared by Blackhawk, in large part, with information with respect to the Company, its industry, Signature and the Signature acquisition, provided by or on behalf of the Company). The Offering Disclosure Documents correctly describe in all material respects the business and material properties of the Company and its Subsidiaries and the nature of their operations as of the date thereof. The Financial Statements included in the Offering Disclosure Documents, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods specified, and present fairly in all material respects the financial position of the Company and its Subsidiaries for the respective periods specified. Except as specifically described in the Financial Statements contained in the Offering Disclosure Documents, neither the Company nor any Subsidiary has as of the date thereof any material liabilities, contingent or otherwise, which under GAAP are required to be disclosed therein. There has been no material adverse change in the financial position or condition of the Company and its Subsidiaries since the date of such Financial Statements.

                  2.5      Compliance with Laws, Other Instruments;
                           No Conflicts, etc

                  (a) Except as set forth in Schedule 2.5, neither the Company nor any Subsidiary is (i) in violation of any term or provision of its corporate charter or by-laws or (ii) in violation of or default under (A) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or (B) to the Company's knowledge, any existing statute, law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties (including, without limitation, any statute, law, rule, regulation, ordinance or order relating to occupational health and safety standards, or equal employment practice requirements), the consequences of which violation or default, either in any one case or taken together with all other such violations or defaults,
(x) could have a Material Adverse Effect or (y) could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the New Blackhawk Shadow Warrant or any other Exhibit to which it is a party.

                  (b) Except as set forth in Schedule 2.5, neither the execution, delivery or performance by the Company of this Agreement, the New Blackhawk Shadow Warrant (including, without limitation, the issuance of Common Stock upon any exercise or conversion, as the case may be, of the Series B Preferred Stock or the New Blackhawk Shadow Warrant), or any other Exhibit to which it is a party, nor compliance by the Company with the respective terms hereof and thereof, as the case may be, will result in (i) any violation of or be in conflict with or constitute a default under (A) any term or provision of the corporate charter or by-laws of the Company or any Subsidiary, (B) any term or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected, or (C) to the Company's knowledge, any existing statute,


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law, governmental rule, regulation or ordinance, or any order of any court, arbitrator or Governmental Body applicable to it or its properties, or (ii) the creation of (or impose any obligation on the Company or any Subsidiary to create) any lien upon any of the properties or assets of the Company or any Subsidiary.

                  2.6      Consents and Approvals.

                  Except as set forth on Schedule 2.6, no consent, approval or authorization of, or filing or registration with, or the taking of any other action in respect of, any Governmental Body or any other Person (including any trustee or holder of any indebtedness, securities or other obligations of the Company or any Subsidiary) is required (i) for or in connection with the valid execution and delivery by the Company of, or the performance by the Company of any obligation under, this Agreement or any Exhibit to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the offer, issue, sale and delivery of the Securities (including without limitation, the issuance of Common Stock upon any exercise or conversion, as the case may be, of the Series B Preferred Stock or the New Blackhawk Shadow Warrant) or (ii) as a condition to the legality, validity or enforceability as against the Company of this Agreement or any Exhibit to which it is a party.

                  2.7      Litigation.

                  Except as set forth on Schedule 2.7, there are no actions, suits or proceedings pending (or, to the knowledge of the Company, threatened) against the Company or any Subsidiary or affecting any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body, which (i) question the validity or legality of this Agreement, the New Blackhawk Shadow Warrant or any other Exhibit or any action taken or to be taken pursuant hereto or thereto or (ii) might result, either in any one case or in the aggregate, in (A) a material impairment of the ability of the Company to perform its obligations under this Agreement or any other Exhibit to which it is a party, or (B) a Material Adverse Effect.

                  2.8      Private Offering.

                  Neither the Company, any Subsidiary, nor any other person acting on behalf of the Company or any Subsidiary has taken, or will take, any action which would subject the issuance or sale of the Securities (inclusive of the issuance of shares of Common Stock pursuant to any exercise or conversion, as the case may be, of the Series B Preferred Stock or the New Blackhawk Shadow Warrant) to Section 5 of the Securities Act or to the registration or qualification requirements of any securities law of any state.

                  2.9      No Defaults; Debt, etc; Liens.

                  (a) Schedule 2.9 correctly lists (i) all secured and unsecured funded debt of the Company and any Subsidiary and (ii) any liens on any assets of the Company or any Subsidiary, in each case, as of the date hereof. No default or event of default exists under any

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instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to, any such debt or liens.

                  (b) The Harbin/Murphy Notes and the I/O Note have been paid in full and all liens on assets of the Company and its Subsidiaries granted to secure the Harbin/Murphy Notes and the I/O Note have been released and discharged of record.

                  2.10     Full Disclosure.

                  None of this Agreement, any Exhibit, the Offering Disclosure Documents or any document, certificate or instrument delivered to Blackhawk by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement as of their respective dates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which the same were made, not misleading.

                  2.11     Environmental Matters.

                  (a) To the Company's knowledge, the Company and the Subsidiaries hold all Environmental Permits required under all Environmental Laws except to the extent failure to have any such Environmental Permit has not had and will not have a Material Adverse Effect.

                  (b) To the Company's knowledge, the Company and the Subsidiaries currently are, and at all times heretofore have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.

                  (c) Neither any of the Company nor any Subsidiary has ever received, and, to the Company's knowledge, no predecessor in interest of any the Company and the Subsidiaries has ever received in respect of any of the Company Premises, from any Governmental Body or other Person any written notice of, and the Company has no knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to interfere with or prevent compliance or continued compliance in all material respects with the Environmental Permits referred to in Section 2.11(a) or any scheduled renewals thereof or any Environmental Laws, or that could reasonably be expected to give rise to any liability on the part of any the Company and the Subsidiaries or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "Environmental Claims") involving any of the Company and the Subsidiaries based on or related to (i) a violation of any Environmental Law or (ii) the manufacture, refining, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance, other than liabilities or

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Environmental Claims referred to in this Section 2.11(c) that have not had and will not have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (d) To the Company's knowledge, there has not been any civil, criminal or administrative action, suit, demand, summons, citation, claim, hearing, notice or demand letter, information request, notice of violation, judgment, order, lien, investigation, study or proceeding pending or threatened against any of the Company or the Subsidiaries, or against any predecessor in interest thereof, in its capacity as such, relating to any such Environmental Permits or any scheduled renewals thereof or any Environmental Laws that has had or will have, either in any one case or in the aggregate, a Material Adverse Effect.

                  (e) To the Company's knowledge, (i) no part of the Company Premises or, so far as is known to the Company, the area surrounding the Company Premises is being used, or has been used at any time in the past, to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or conduct any other activity involving any Hazardous Substance except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect; and (ii) neither the Company nor any Subsidiary is conducting or has ever conducted any such activities anywhere else except in a manner that has been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that has not had and will not have a Material Adverse Effect.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BLACKHAWK

                  Blackhawk represents and warrants in favor of the Company as follows:

                  3.1 Investment Representation. (a) Blackhawk hereby acknowledges that the Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant, as the case may be) are not being registered (i) under the Securities Act or (ii) under any applicable state securities law; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company in the Agreement.

                  (b) Blackhawk will not sell or transfer all or any part of the Securities unless and until it shall first have given notice to the Company describing such sale or transfer and, if requested by the Company, furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel skilled in securities matters (selected by Blackhawk and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under applicable state law, or (b) an interpretive letter from the Commission to the effect that no


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enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Blackhawk acknowledges that the certificates representing the Series B Preferred Stock and the New Blackhawk Shadow Warrant (and upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant, as the case may be, the certificates representing the Common Stock) subscribed for hereby will bear a legend restricting transfer thereof as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS BASED, IN PART, ON AN INVESTMENT REPRESENTATION OF THE PART OF THE PURCHASER THEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

                  (c) The Company may refuse to recognize a transfer of the Securities on its books should Blackhawk attempt to transfer the Securities otherwise than in compliance with this Section 3.1.

                  (d) Blackhawk has adequate means of providing for its current needs and possible personal contingencies, and it anticipates no need now or in the foreseeable future to sell the Securities (or upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant, as the case may be, the Common Stock) which it is purchasing and it can afford the loss of its entire investment in the Company.

                  (e) Blackhawk has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

                  (f) Blackhawk has received and read and is familiar with the Offering Disclosure Documents and confirms that all documents, records and books pertaining to its investment in the Company have been made available to it. Blackhawk is aware that no federal or state agency has passed upon the Securities or made any finding or determination concerning the fairness of the investment represented thereby.

                  (g) Blackhawk had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of Blackhawk. Blackhawk understands that no person other than the Company has been authorized to make any representation or warranty other than as contained herein (inclusive of the Exhibits hereto) or in

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the Offering Disclosure Documents and, if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not rendered any investment or tax advice to Blackhawk with respect to the suitability of an investment in the Securities or the tax consequences thereof. The Company has urged Blackhawk to consult its own tax adviser concerning any tax matters relating to this investment.

                  (h) The Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant) which Blackhawk is acquiring will be acquired for its own account for investment. Blackhawk intends to hold the Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant) indefinitely and it is not purchasing such securities with a view toward distribution in a manner which would require registration under the Securities Act, and it does not presently have any reasons to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell, the Securities (inclusive of any shares of Common Stock issued upon any exercise or conversion of the Series B Preferred Stock or the New Blackhawk Shadow Warrant) which it is purchasing hereunder, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

                  (i) Blackhawk acknowledges that it has been called to its attention both in the Offering Disclosure Documents and by those individuals with whom it has dealt in connection with his investment in the Company that its investment in the Company involves a high degree of risk.

                  (j) Blackhawk has received no representations or warranties from the Company other than those contained herein (inclusive of the Exhibits hereto) or in the Offering Disclosure Documents or otherwise furnished in writing and signed by the Company.

                  3.2 Organization and Authority of Blackhawk; No Conflicts; Approvals; Enforceability. (a) Blackhawk is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement, to perform its obligations under this Agreement and the other Exhibits to which it is or is to be a party and to consummate the transactions contemplated hereby and thereby. Blackhawk has by all requisite limited liability company action as required by law and its governing instruments duly authorized the execution and delivery of this Agreement and the other Exhibits to which it is or is to be a party, the performance of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (b) Blackhawk is not in violation of or in default with respect to any term or provision of its organizational documents or any terms or provision of any agreement, indenture, mortgage, instrument, permit or license to which it is a party or by which it or any of its properties may be bound or affected or any existing statute, law, governmental rule, regulation or ordinance, or any order of any court the consequences of such violation or default would conflict

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with this Agreement or any Exhibit to which Blackhawk is or is to be a party or adversely affect the ability of Blackhawk to perform its obligations hereunder or thereunder.

                  (c) No approval by, from or with, and not other action, in respect of, any Governmental Body or any other Person is required in connection with the execution and delivery of this Agreement or any Exhibit to which Blackhawk is or will be a party and the consummation of the transactions contemplated hereby and thereby.

                  (d) This Agreement has been duly executed and delivered by Blackhawk and is a legal, valid and binding obligation of Blackhawk, enforceable against Blackhawk in accordance with its terms and conditions, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding a law or in equity).

                                   ARTICLE IV

                                    COVENANTS

                  The Company, so long as at least 10% of any of the Series A Preferred Stock, Series B Preferred Stock or the Common Stock is owned by Blackhawk or the Holders, in the aggregate, agrees to perform and comply with each of the following covenants.

                  4.1      Financial Statements; Information.

                  The Company shall furnish to Blackhawk the following:

                  (a) Financial Information. The Company shall send, or cause to be sent, to Blackhawk (i) its consolidated audited annual financial statements, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the same have been issued but in any case within ninety days of the end of its fiscal year, together with the report thereon by independent public auditors as may be acceptable to the Majority-in-Interest of the Purchasers, (ii) its unaudited quarterly consolidated financial statements, of each of the first three fiscal quarters of its fiscal year, fairly and accurately presenting in all material respects the financial condition and the results of operations and cash flows of the Company and its Subsidiaries, prepared in accordance with GAAP, as soon as is practicable after the end of each fiscal quarter but in any case within forty-five days of the end of its fiscal quarters, certified by its duly authorized chief financial officer, (iii) a copy of any monthly financial report or statement of the Company and/or any of its Subsidiaries as may be prepared by or for the directors of such company or for any other Person, as soon as same is available, and (iv) such financial or other information relating to the Company and its Subsidiaries or any of the transactions contemplated by this Agreement or any Exhibit to which

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the Company is a party, as may be reasonably requested by a Majority-in-Interest of the Purchasers.

                  (b) Information Delivered to Creditors. Concurrently with the furnishing thereof, copies of any statements, reports or documents relating to the business or condition generally of the Company or any Subsidiary which are furnished by the Company or any Subsidiary to any other holder of funded debt of the Company or Subsidiary, or any notices which are so furnished, in each case pursuant to the terms of any indenture, loan, credit or similar agreement and not otherwise required to be furnished pursuant to any other clause of this
Section 4.1

                  (c) Commission and Other Reports. Promptly upon their becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Company to any class of its security holders (in their capacity as such) or by any Subsidiary to any class of its security holders other than the Company or another Subsidiary, (ii) all regular and periodic reports and all registration statements, forms and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries.

                  (d) Defaults, etc. Promptly upon and in any event within five Business Days after any officer of the Company obtaining knowledge of any condition or event which constitutes a default or an event of default under any agreement with respect to any debt for borrowed money in excess of $100,000 of the Company or any Subsidiary or becoming aware that any person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any debt for borrowed money in excess of $100,000 or with respect to the occurrence or existence of any event or condition of such type, written notice in reasonable detail specifying the facts and circumstances of such condition, event or action.

                  (e) Litigation, etc. Promptly and in any event within five Business Days after any officer of the Company obtains knowledge of any litigation, administrative proceeding or judgment (i) affecting the Company or any of its Subsidiaries which involves claims against the Company or its Subsidiaries aggregating, when taken together with all other such litigation, proceedings and judgments, $100,000 which are not considered by the Company, in its reasonable judgment, to be covered by insurance, or (ii) relating in any material way to this Agreement, the New Blackhawk Shadow Warrant or any other Exhibit to which the Company is a party, notice thereof specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment.

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                  4.2      Corporate Existence.

                  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  4.3      Compliance with Laws; Government Filings.

                  The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all laws, statutes, rules, regulations and ordinances and all orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of the business of the Company or Subsidiary and the ownership of the properties of the Company or Subsidiary (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                  4.4      Environmental Matters.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, (i) obtain and maintain in full force and affect all Environmental Permits that may be required from time to time in order for the Company and such Subsidiary to comply in all material respects with all Environmental Laws applicable to the Company or such Subsidiaries and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, require ments, obligations, schedules and timetables contained in all applicable Environmental Laws.

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, (i) cause or allow (A) any Hazardous Substance to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities described in the foregoing clause (i) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits or to an extent that will not have a Material Adverse Effect.

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                                    ARTICLE V

                             CERTAIN OTHER COVENANTS

                  5.1 Approval and Filing of Charter Amendment. In accordance with a covenant contained in the Series B Certificate of Designation, the Company shall use its best efforts to cause an amendment to its certificate of incorporation to increase the number of authorized shares of its Common Stock from 15,000,000 shares to 100,000,000 shares (the "Charter Amendment") to be approved by its stockholders as soon as possible following the Closing and to file such Charter Amendment with the Secretary of State of Delaware promptly following the receipt of such stockholder approval.

                  5.2 Adjustments to Shadow Warrants. The Company covenants and agrees in favor of Blackhawk, each Purchaser and each subsequent Holder of Shadow Warrants that, in accordance with the provisions of subsections (b) and
(c) of Section 6.1 of each of the Shadow Warrants, it shall amend promptly the terms of each of the Shadow Warrants to reflect an appropriate increase to the maximum number of shares of Common Stock issuable thereunder, each and every time that there is an adjustment to the number of shares of Common Stock issuable under any of the Initial Warrants, including, without limitation, any adjustment to the number of shares of Common Stock issuable pursuant to such Initial Warrants caused by (i) the conversion of the shares of Series A Preferred Stock and/or the conversion of the Series B Preferred Stock, in each case, into shares of Common Stock, (ii) the exercise of any Outstanding Options,
(iii) the exercise of any other Outstanding Warrants or Shadow Warrants or (iii) the exercise or conversion of any other option, warrant or convertible security of the Company whether presently outstanding or issued after the date hereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1      Expenses.

                  Whether or not the transactions contemplated by Article I hereof are consummated, the Company shall: (a) directly pay the reasonable fees and expenses of special counsel to Blackhawk rendered in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent pursuant to the provisions hereof, and all other expenses in connection with the foregoing (including, without limitation, document production and reproduction expenses); (b) reimburse Blackhawk for its reasonable out-of-pocket expenses in connection with each such actual or proposed amendment, waiver or consent pursuant to the provisions of this Agreement, and any items of the character referred to in clause (a) which shall have been paid by Blackhawk; (c) pay, and save Blackhawk harmless from and against, any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all placement fees and other liability to pay any agent or finder in connection with the sale of the Securities to Blackhawk; (d) pay all fees and other charges payable in connection with the

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filings, recordings and registrations contemplated by this Agreement or any other Exhibit; and (e) pay all documentary, stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Securities or any other Exhibit and save Blackhawk harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

                  6.2      Reliance on and Survival of Representations.

                  All agreements, covenants, representations and warranties of the Company herein or of (or on behalf of) the Company in any Exhibit or in any certificate or other instrument delivered pursuant hereto or thereto shall: (a) be deemed to be material and to have been relied upon by Blackhawk, notwithstanding any investigation heretofore or hereafter made by Blackhawk or on its behalf, and (b) survive the execution and delivery of this Agreement and the execution and delivery of the Securities to Blackhawk and any investigation made at any time by it or on its behalf or any disposition of any of the Securities, until the expiration of any applicable statute of limitations.

                  6.3      Amendment and Waiver.

                  Any term, provision, covenant, agreement or condition of this Agreement, the New Blackhawk Shadow Warrant or any other Exhibit hereto may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by Blackhawk.

                  6.4      Shadow Warrant Register.

                  (a) The New Blackhawk Shadow Warrant shall be issued in registered form only. The Company shall keep a register (the "Shadow Warrant Register") in which provision shall be made for the registration of the New Blackhawk Shadow Warrant and the registration of transfers of the New Blackhawk Shadow Warrant. Such Register shall be kept at the principal office of the Company and the Company is hereby appointed "Shadow Warrant Registrar" for the purpose of registering the New Blackhawk Shadow Warrant and transfers of the New Blackhawk Shadow Warrant. Subject to compliance with the provisions of Section
3.1 hereof by a transferee, upon surrender for registration of transfer of any New Blackhawk Shadow Warrant at the principal office of the Company and compliance with the provisions of Section 3.1, if applicable, the Company shall execute and deliver, in the name of the designated transferee, a new New Blackhawk Shadow Warrant of a like amount and kind. The Company shall treat the individual or entity in whose name each New Blackhawk Shadow Warrant is registered on the Shadow Warrant Register as the sole and absolute owner thereof, notwithstanding any contrary notice.

                  (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any New Blackhawk Shadow Warrant and of a letter of

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indemnity reasonably satisfactory to the Company, and upon reimbursement to the
Company of all reasonable expenses incident thereto, and upon surrender or cancellation of a New Blackhawk Shadow Warrant, if mutilated, the Company will make and deliver a new New Blackhawk Shadow Warrant of like tenor in lieu of such lost, stolen, destroyed or mutilated New Blackhawk Shadow Warrant.

                  6.5      Directly or Indirectly.

                  Where any provision of this Agreement refers to actions to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

                  6.6      Successors and Assigns.

                  All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and, in the case of any Holder of Series B Preferred Stock or any New Blackhawk Shadow Warrant, registered assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Series B Preferred Stock and/or the New Blackhawk Shadow Warrant, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by Blackhawk or its successors or assigns.

                  6.7      Notices.

                  Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for in this Agreement shall be in writing and delivered by hand or mailed, first class postage prepaid, return receipt requested or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the Company at Marathon Oil Tower, 5555 San Felipe, Suite 780, Houston, Texas 77056 (with a copy sent by telefax transmission to it at (713) 850-7330), marked to the attention of the President, with a copy to Chamberlain, Hrdlicka, White, Williams & Martin, 1400 Two Allen Center, 1200 Smith Street, Houston, Texas 77002-4310, telecopy number (713) 658-2553, to the attention of James J. Spring, III, Esq., or at such other address as the Company may hereafter designate by notice to Blackhawk or each Holder of Series B Preferred Stock or New Blackhawk Shadow Warrants at the time outstanding, or (b) if to Blackhawk, c/o Blackhawk Capital Partners, 3662 Piping Rock, Houston, Texas 77027, Attn: Steven A. Webster, Partner, with a copy to Parson & Brown, 666 Third Avenue, 9th Floor, New York, New York 10017, telecopy number (212) 682-9112, to the attention of William R. Ziegler, Esq., or at such other address as Blackhawk may hereafter designate by notice to the Company, or
(c) if to any other Holder of any Series B Preferred Stock or New Blackhawk Shadow Warrant, at the address of such Holder as it appears on the Series B Preferred Stock Register or the New Blackhawk Shadow Warrant Register, as the case may be.

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                  6.8      LAW GOVERNING.

                  THIS AGREEMENT AND THE NEW BLACKHAWK SHADOW WARRANT AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  6.9      SUBMISSION TO JURISDICTION;

                           Service of Process                             .

                  (a) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NEW BLACKHAWK SHADOW WARRANTS OR ANY OTHER EXHIBIT MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

                  (b) In relation to any dispute arising out of or in connection with this Agreement or any Exhibit, and for the exclusive benefit of Blackhawk and any Holders, the Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, and to the non-exclusive jurisdiction of any court of the State of New York located in the City and County of New York, for the purposes of any suit, action or other proceeding arising out of, or relating to, this Agreement or any Exhibit or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, that it is not personally subject to the jurisdiction of the above named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Agreement or any Exhibit or the subject matter hereof may not be enforced in or by such courts. The Company hereby agrees that process against it may be served by mail or delivery of service of process in any of the aforementioned action, suits or proceedings to CT Corporation System, 1633 Broadway, New York, New York 10019 (such agent being hereinafter called the "Process Agent"), which the Company hereby irrevocably designates and appoints as its attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service to such office or upon such agent shall constitute valid service upon the Company. The Company hereby directs the Process Agent to receive and accept all process on its behalf. The Company shall promptly notify Blackhawk and any Holders of any change in the address of the Process Agent and may, with prior notice given to Blackhawk and any Holders, appoint a successor Process Agent; provided, however, that if the Process Agent shall at any time cease to exist or its agency shall for any reason cease, the Company shall designate forthwith a

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successor Process Agent in the County and State of New York and shall give prompt notice of such designation to Blackhawk and any Holders, together with evidence of the acceptance of any such appointment. The Company agrees irrevocably to the service of process of any of the aforementioned courts in any suit, action or proceeding described above by mailing of copies of such process to the Company at its address specified in Section 6.7 hereof. Nothing herein shall preclude service of process in any other manner permitted by applicable law or prohibit Blackhawk or any Holder from commencing legal proceedings against the Company or any of its properties in any other jurisdiction.

                  6.10     Headings, etc.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section, clause or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section, clause or other subdivision of, or to that schedule or exhibit to, this Agreement.

                  6.11     Entire Agreement.

                  This Agreement (inclusive of the Exhibits hereto) embodies the entire agreement and understanding among the Company and Blackhawk and supersedes all prior agreements and understandings among such parties relating to the subject matter hereof.

                  6.12     WAIVER OF TRIAL BY JURY.

                  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY EXHIBIT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF BLACKHAWK IN THE NEGOTIATION OR ENFORCEMENT HEREOF OR THEREOF.

                  6.13     Indemnification.

                  In consideration of the execution and delivery of this Agreement by Blackhawk, the Company hereby agrees to indemnify, defend and hold Blackhawk and the Managing Member and each partner of the Managing Member and the employees and agents thereof, and each Holder from time to time of any Series B Preferred Stock or the New Blackhawk Shadow Warrant (herein collectively called the "Indemnitees"), free and harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not any such Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, fees and disbursements of counsel, consultants and experts and claims relating to personal injury or property damage (herein collectively called the "Indemnified Liabilities", which term shall not include, however, in respect of any particular

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Indemnitee, liabilities incurred by reason of the gross negligence or willful misconduct of such Indemnitee) incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any Securities, or (b) the execution, delivery, performance or enforcement of this Agreement, the New Blackhawk Shadow Warrant or any other Exhibit, or the consummation of any of the transactions contemplated hereby or thereby or (c) any failure of any representation or warranty set forth in
Section 2.11 to be true and correct when made or any failure by the Company to comply with any of its covenants or agreements set forth in Section 4.4 or any liability of the Company arising pursuant to Environmental Laws. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of, and obligations of the Company under, this Section 6.13 shall survive the execution and delivery of this Agreement, the enforcement of any provision hereof, the consummation of the transactions to occur on the Closing Date, and any amendments or waivers, and shall be enforceable by each Indemnitee separately or together; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Company without first resorting to any other rights of indemnification or otherwise that it may have.

                  6.14     Interpretive Provision.

                  Wherever any representation, warranty or other statement made by the Company in this Agreement is limited to the Company's knowledge, such limitation shall mean the actual knowledge or awareness of any person who, on the date hereof, is an executive officer or director of the Company after due inquiry of the circumstances thereof.

                  6.15     Severability.

                  Any provision of this Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.16     Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  6.17     Finder's Fee.

                  (a) The Company represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Securities and agrees to indemnify and hold Blackhawk harmless against any

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claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Company or any Subsidiary.

                  (b) Blackhawk represents and warrants that it has not incurred any obligation or liability to any broker or finder for any fee or payment with respect to the offering or sale of the Securities and agrees to indemnify and hold the Company harmless against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of Blackhawk.

                  6.18     Third Party Beneficiary.

                  The Company hereby expressly agrees that the covenant and agreement of the Company set forth in Section 5.2 hereof with respect to the amendment of the Shadow Warrants shall be for the benefit of the Purchasers under the Initial Purchase Agreement (with respect to the Initial Blackhawk Shadow Warrant and the Webster/Ziegler Shadow Warrants) and any subsequent Holders of any of the Shadow Warrants, in addition to inuring to the benefit of Blackhawk with respect to the New Blackhawk Shadow Warrant and any subsequent Holders thereof, it being the express intention of the parties hereto that any and all subsequent Holders of any of the Shadow Warrants shall be deemed to be a third party beneficiary of Section 5.2 of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first before written.

                                    COMPANY:

                                   GEOKINETICS INC.

                                   By: /s/ JAY D. HABER
                                   -----------------------------
                                   Name:  Jay D. Haber
                                   Title:    Chairman & CEO

                                   PURCHASER:

                                   BLACKHAWK INVESTORS, L.L.C.

                                   By: Blackhawk Capital Partners,
                                       Managing Member

                                   By: /s/ WILLIAM R. ZIEGLER
                                   -----------------------------
                                   Name:  William R. Ziegler
                                   Title:    Partner

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                                   APPENDIX I

                                   DEFINITIONS

                  As used in this Agreement the following terms shall have the meanings ascribed thereto:

                  "Agreement" means this agreement, as it may be amended from time to time, including all schedules and exhibits thereto.

                  "Blackhawk" means Blackhawk Investors, L.L.C., a Delaware limited liability company and the purchaser hereunder.

                  "Blackhawk Shadow Warrants" means the Initial Blackhawk Shadow Warrant and the New Blackhawk Shadow Warrant.

                  "Bridge Loan Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of April 25, 1997 between the Company and the Holders.

                  "Bridge Loan Transaction" means the transactions consummated pursuant to the terms of the Bridge Loan Securities Purchase Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

                  "Charter Amendment" has the meaning set forth in Section 5.1.

                  "Closing" has the meaning set forth in Section 1.3.

                  "Commission" means the Securities and Exchange Commission or any other United States agency at the time administering the Securities Act.

                  "Common Stock" means common stock of the Company having a par value of $.20 per share.

                  "Company" means Geokinetics Inc., a Delaware corporation.

                  "Company Premises" means real property in which (a) the Company, (b) any Subsidiary of any person referred to in clause (a) of this definition or (c) any person which has at any time been a Subsidiary of any person referred to in clause (a) of this definition at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

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                  "Earn-out Options" has the meaning set forth in
Section 2.1(c).

                  "Environmental Claims" has the meaning set forth in
Section 2.11(c).

                  "Environmental Law" any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances,

                  "Environmental Permit" means any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

                  "Exhibit" means any of the exhibits to this Agreement, including such exhibits as executed and delivered pursuant to the terms of this Agreement.

                  "Financial Statements" means (i) the (A) condensed statements of financial position of the Company and the Subsidiaries as of March 31, 1997 and December 31, 1996, and (B) the condensed statements of operations of the Company and the Subsidiaries for the three months ended March 31, 1997 and 1996 and (C) condensed statement of cash flow of the Company and the Subsidiaries for the three months ended March 31, 1997 and 1996, in each case, together with the notes thereto, and as set forth in the Form 10-QSB of the Company for the Quarter Ended March 31, 1997, and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of May 31, 1997, and the unaudited consolidated statement of operations of the Company and the Subsidiaries for the five month period ended May 31, 1997, in each case, together with the notes thereto.

                  "GAAP" means generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

                  "Gallant" means James V. Gallant, the President of Signature.

                  "Gallant Employment Agreement" means that certain employment agreement dated June 25, 1997 between Gallant and Signature, pursuant to which Gallant continues to serve as the President of Signature after the Company's acquisition of all of the outstanding capital stock of Signature, for an initial period of three years.

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                  "Governmental Body" means any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

                  "Harbin/Murphy Entities" means Elinor T. Harbin, Elinor
T. Harbin Trust, Richard W. Harbin, William H. Murphy and Michael A. Kimmel.

                  "Harbin/Murphy Notes" means those certain promissory notes of the Company, in the aggregate principal amount of $701,001.85, payable to the Harbin/Murphy Entities.

                  "Hazardous Substances" collectively, contaminants; pollutants; toxic or hazardous chemicals, substances, materials, wastes and constituents; petroleum products; polychlorinated biphenyls; medical wastes; infectious wastes; asbestos; paint containing lead; and urea formaldehyde.

                  "Holder" means initially any Purchaser and thereafter shall include any Person who from time to time is the registered Holder of any shares of Series A Preferred Stock, Series B Preferred Stock or any Shadow Warrant, as the case may be, or a Holder of any of such securities.

                  "Indemnified Liabilities" has the meaning set forth in
Section 6.13.

                  "Indemnitees" has the meaning set forth in Section 6.13.

                  "Initial Blackhawk Shadow Warrant" means that certain Shadow Warrant issued by the Company to Blackhawk on July 18, 1997 pursuant to the Initial Purchase Agreement, initially representing the right to purchase up to an aggregate of 6,512,095 shares of Common Stock, subject to adjustment, in accordance with the terms thereof, as the same may be amended from time to time, and inclusive of any warrant or warrants issued in replacement thereof, whether pursuant to Section 1.4 or 4 of the such Initial Blackhawk Shadow Warrant or otherwise.

                  "Initial Options" has the meaning set forth in Section 2.1(c).

                  "Initial Purchase Agreement" means that certain Securities Purchase and Exchange Agreement, dated July 18, 1997, among the Company, Blackhawk and Messrs. Webster and Ziegler.

                  "Initial Transactions" means the transactions consummated pursuant to the Initial Purchase Agreement and the transactions referred to therein and in the PPM to be consummated contemporaneously therewith, including, without limitation, the issuance of the Subsequent Options as part of the management reorganization of the Company and the issuance by the Company of 400,000 shares of Common Stock pursuant to the Signature Purchase Agreement.

                  "I/O Note" means that certain promissory note of the Company payable to Input/Output, Inc. in the original principal amount of $300,000, as amended.

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                  "Majority-in-Interest" means the Holders of at least 50.1% of the Common Stock (assuming the conversion of the Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock) purchased by the Purchasers hereunder and under the Initial Purchase Agreement.

                  "Managing Member" means Blackhawk Capital Partners, a Texas general partnership and the managing member of Blackhawk.

                  "Material Adverse Effect" means any circumstance or event which is material and adverse to the financial condition or business operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  "Material Contract" means any contract of the Company or any Subsidiary with any Person that is presently in effect and (i) that either (A) accounted for 10 percent or more of the annual revenues of the Company or any Subsidiary during any of the past three fiscal years or (B) is expected to account for 10 percent or more of the annual revenues of the Company or any Subsidiary during the present fiscal year or (ii) the expiration or termination of which would have a Material Adverse Effect.

                  "New Blackhawk Shadow Warrant" has the meaning set forth in
 Section 1.1.

                  "Offering Disclosure Documents" means (i) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1996, and the Form 10-QSB of the Company for the Quarter Ended March 31, 1997, in each case, as filed with the Commission, (ii) the Financial Statements and (iii) the PPM, but only to the extent of the information provided or supplied to Blackhawk or its counsel by or on behalf of the Company.

                  "Opinion of Company Counsel" means the legal opinion of Chamberlain, Hrdlicka, White, Williams & Martin, counsel for the Company, in favor of Blackhawk, in the form of Exhibit "D" hereto.

                  "Outstanding Options" has the meaning set forth in
Section 2.1(c).

                  "Outstanding Warrants" has the meaning set forth in
 Section 2.1(c).

                  "Person" means a corporation, a partnership, an organization or business, an individual, a government or political subdivision thereof or governmental agency.

                  "PPM" means that Confidential Private Placement Memorandum of Blackhawk dated June 25, 1997, as amended by that certain Supplemental Memorandum of Blackhawk dated as of July 24, 1997.

                  "Preferred Stock" means the 2,500,000 shares of series preferred stock, par value $10 per share, of the Company.

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                  "Purchaser" means any of Blackhawk, Steven A. Webster and
William R. Ziegler, as the purchasers of securities of the Company pursuant to the Initial Purchase Agreement and/or this Agreement.

                  "Purchase Price" has the meaning set forth in Section 1.2.

                  "Registration Rights Agreement" means that certain registration rights agreement dated as of July 18, 1997 between the Company, Blackhawk, Steven A. Webster and William R.
Ziegler, as amended.

                  "Securities" has the meaning set forth in Section 1.3.

                  "Securities Act" means the Securities Act of 1933, or any similar United States statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Series A Certificate of Designation" means the Certificate of Designation of Series A Convertible Preferred Stock of the Company that was filed with the Secretary of State of Delaware on July 10, 1997.

                  "Series A Preferred Stock" means that series of Preferred Stock of the Company created and designated pursuant to the Series A Certificate of Designation.

                  "Series B Certificate of Designation" has the meaning set forth in Section 1.1.

                  "Series B Preferred Stock" means that series of Preferred Stock of the Company to be created and designated pursuant to the Series B Certificate of Designation.

                  "Shadow Warrants" collectively means the Blackhawk Shadow Warrants and the Holders' Shadow Warrants, and individually means any of such Shadow Warrants.

                  "Shadow Warrant Register" has the meaning set forth in
 Section 6.4.

                  "Signature" means Signature Geophysical Services, Inc., a Michigan corporation, which became a subsidiary of the Company upon the consummation of the transactions contemplated by the Signature Purchase Agreement contemporaneously with the consummation of the transactions contemplated by the Initial Purchase Agreement.

                  "Signature Purchase Agreement" means that certain stock purchase agreement dated June 25, 1997 among the Company, Gallant Energy, Inc. and Signature, pursuant to which the Company acquired all of the issued and outstanding capital stock of Signature.

                  "Subsequent Options" has the meaning set forth in
 Section 2.1(c).

                  "Subsequent Transactions" means the transactions contemplated by this Agreement.

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                 "Subsidiary" means any corporation or other legal entity 50% or more of the voting stock of which is owned by the Company or another Subsidiary of the Company. For these purposes voting stock means the capital stock or other form of ownership which ordinarily, in the absence of contingencies, entitles the holder to elect corporate directors or persons performing similar functions. For purposes of the covenants contained in Article IV hereof, Subsidiary generally includes any corporation or other legal entity in which the Company or any other Subsidiary of the Company hereafter acquires 50% or more of the voting stock, and specifically includes Signature.

                 "Type A Initial Warrants" has the meaning set forth in
Section 2.1(c).

                 "Type B Initial Warrants" has the meaning set forth in
Section 2.1(c).

                 "Type C Initial Warrants" has the meaning set forth in
Section 2.1(c).

                 "Type D Initial Warrants" has the meaning set forth in
Section 2.1(c).

                 "Type E Initial Warrants" has the meaning set forth in
Section 2.1(c).

                 "Webster/Ziegler Shadow Warrants" means those certain Shadow Warrants issued by the Company to Messrs. Steven A. Webster and William R. Ziegler on July 18, 1997 pursuant to the Initial Purchase Agreement, initially representing the right to purchase up to an aggregate of 592,009 shares of Common Stock, subject to adjustment, in accordance with the terms thereof, as the same may be amended from time to time, and inclusive of any warrant or warrants issued in replacement thereof, whether pursuant to Section 1.4 or 4 of such Webster/Ziegler Shadow Warrants or otherwise.

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